Exhibit 5.4

KEVIN M. CONNOR, ESQ.

GENERAL COUNSEL &
SENIOR VICE PRESIDENT

DIRECT: 913 213 2506
kconnor@amctheatres.com

March 4, 2020

AMC Entertainment Holdings, Inc.

One AMC Way

11500 Ash Street

Leawood, Kansas 66211

Ladies and Gentlemen:

I have acted as General Counsel to American Multi-Cinema, Inc., a Missouri corporation (“AMCI”), AMC License Services, LLC, a Kansas limited liability company (“AMCLS”) and AMC ITD, LLC., a Kansas limited liability company (“AMCITD” and, together with AMCI and AMCLS, the “Guarantors”), in connection with the preparation and filing with the Securities and Exchange Commission of the Company’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed on December 14, 2018 (Registration No. 333-228823) (as amended, the “Registration Statement”), with respect to the offer and sale by the selling securityholder named in the prospectus included in the Registration Statement, from time to time, of up to (i) an aggregate of $600,000,000 of the 2.95% Convertible Senior Notes due 2024 (the “Notes”) issued by AMC Entertainment Holdings, Inc. (the “Company”) pursuant to the indenture, dated September 14, 2018 (the “Indenture”), by and among the Company, the Guarantors and the other guarantors named therein and U.S. Bank National Association, as Trustee (the “Trustee”), (ii) the guarantees of the Notes by the Guarantors and the other guarantors named in the Indenture contained in the Indenture (the “Guarantees”) and (iii) the shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company issuable upon conversion of the Notes.

In so acting, I have examined originals or copies (certified or otherwise identified to my satisfaction) of (i) the Registration Statement; (ii) the prospectus, which forms a part of the Registration Statement; (iii) the Indenture (including the Guarantees contained therein); and (iv) such corporate and limited liability company records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors, and have made such inquiries of such officers and representatives, as I have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, I have relied upon certificates or comparable documents of officers and representatives of the Company and the Guarantors.

Based on the foregoing, and subject to the qualifications stated herein, I am of the opinion that:

11550 Ash Street, Suite 200
Leawood, Kansas 66211
913 213 2000

1. AMCI is a corporation validly existing and in good standing under the laws of the State of Missouri.

2. Each of AMCLS and AMCITD is a limited liability company validly existing and in good standing under the laws of the State of Kansas.

3. The execution, delivery and performance of the Indenture (including the Guarantees contained therein) by each Guarantor has been duly authorized by all necessary corporate action or limited liability company action, as the case may be, on the part of such Guarantor, and the Indenture (including the Guarantees contained therein) has been duly executed and delivered by such Guarantor.

The opinions expressed herein are limited to the limited liability company laws of the State of Kansas and the corporate laws of the State of Missouri, and I express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

I hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to myself in the Prospectus which is a part of the Registration Statement. In giving such consent I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Sincerely,

/s/ Kevin M. Connor
Kevin M. Connor